Prospect Capital Corporation
(a Maryland Corporation)
3,500,000 Shares of Common Stock
Par Value $.001 per Share
Underwriting Agreement
October 11, 2007
Morgan Keegan & Company, Inc.
RBC Capital Markets
Oppenheimer & Co. Inc.
BB&T Capital Markets
D.A. Davidson & Co.
Janney Montgomery Scott
c/o Morgan Keegan & Company, Inc.
      50 North Front Street
      Memphis, Tennessee 38103
Ladies and Gentlemen:
     Prospect Capital Corporation, a Maryland corporation (the “Company”) confirms its agreement with Morgan Keegan & Company, Inc. (“Morgan Keegan”), RBC Capital Markets, Oppenheimer & Co. Inc., BB&T Capital Markets, D.A. Davidson & Co and Janney Montgomery Scott. (collectively, the “Underwriters”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of common stock, par value $.001 per share of the Company (the “Common Shares”) set forth in Schedule A hereof, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of 525,000 additional Common Shares to cover over-allotments, if any. The aforesaid 3,500,000 Common Shares (the “Firm Shares”) to be purchased by the Underwriters and all or any part of the 525,000 Common Shares subject to the option described in Section 3(b) hereof (the “Option Shares”) are collectively referred to as the “Shares.”
     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
     The Company has entered into an investment advisory agreement, dated as of June 24, 2004, as renewed on June 18, 2007 by the Board of Directors (the “Board”) of the Company (the “Investment Advisory Agreement”), with Prospect Capital Management LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). The Company has entered into an administration agreement, dated as of June 24, 2004, as renewed on June 18, 2007 by the Board (the “Administration Agreement”), with Prospect Administration, LLC, a Delaware limited liability company (the “Administrator”).
     The Company has filed, pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-143819), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Shares. The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00659) with the Commission on April 16, 2004, under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “1940 Act”).
     The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective (or is deemed effective pursuant to Rule 430A or Rule 430C under the 1933 Act), including the information, if any, omitted from the registration statement pursuant to Rule 430A (the “Rule 430A Information”), any registration statement filed pursuant to Rule 462(b) under the 1933 Act, and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective is hereinafter referred to as the “Base Prospectus.” The Base Prospectus and any prospectus or prospectus supplement that omitted the Rule 430A Information that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 497(a) under the 1933 Act, including in each case any statement of additional information incorporated therein by reference, is herein called a “Preliminary Prospectus.”
     The Company has prepared and will file with the Commission in accordance with Rule 497 under the 1933 Act, a prospectus supplement (the “Prospectus Supplement”) supplementing the Base Prospectus in connection with the offer and sale of the Shares. The Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 497 under the 1933 Act (including the information, if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or Rule 430C under the 1933 Act) are hereinafter referred to collectively as the “Prospectus.”
     The Preliminary Prospectus, together with the information set forth in the oral pricing script included on Schedule B hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Shares in the public offering) is hereinafter referred to as the “Disclosure Package.”
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “disclosed,” “included,” “filed as part of” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the

Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) which is or is deemed to be incorporated by reference in the Registration Statement, Disclosure Package or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, Disclosure Package, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
Section 1. Representations and Warranties of the Company.
     The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters, as of the date hereof, the Applicable Time (defined below), the Closing Time referred to in Section 3(c) hereof, and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:
     (a) Compliance with Registration Requirements.
(i) The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(ii) At the respective times the Registration Statement, and any post-effective amendment thereto, became effective and at the Closing Time, as hereinafter defined (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or Prospectus it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 7(g) below.

(iii) The Disclosure Package as of the Applicable Time does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter or its representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 7(g) below. As used in this subsection and elsewhere in this Agreement “Applicable Time” means 5:30 p.m. (New York City time) on October [ ], 2007 or such other time as agreed by the Company and the Underwriters; provided that, if, subsequent to the date of this Agreement, the Company and the Underwriters have determined that the Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein not misleading, and have agreed, in connection with the public offering of the Shares, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Applicable Time” will refer to the information available to purchasers at the time of entry into the first such new contract.
(iv) The Prospectus when filed, and as of the date of the Prospectus Supplement, complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this offering.
     (b) Independent Accountant. BDO Seidman, LLP, who has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and 1934 Act.
     (c) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The consolidated selected financial data included in the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement, the

Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
     (d) Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with applicable law and the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
     (e) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.
     (f) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly dividends on the Common Shares in amounts per share consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (g) Good Standing of the Company and its Subsidiaries. The Company and each subsidiary that is a corporation have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their incorporation and have the corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and the Disclosure Package and, in the case of the

Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary that is a corporation is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
     (h) Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Gas Solutions Holdings, Inc. (“Gas Solutions Holdings”) and (ii) those corporations or other entities described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies. In accordance with Article 6 of Regulation S-X under the 1933 Act, the Company is not required to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than Gas Solutions Holdings.
     (i) Portfolio Companies. The Company has duly authorized, executed and delivered agreements required to make the investments described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Change.
     (j) BDC Election; Regulated Investment Company. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to business development companies and the rules and regulations of the Commission thereunder, including the provisions applicable to business development companies.

     (k) Authorization and Description of Common Shares. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Disclosure Package as of the date thereof under the caption “Capitalization” and “Selected Condensed Financial and Other Data.” The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus and the Disclosure Package. All issued and outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Shares of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Prospectus and the Disclosure Package accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.
     (l) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any subsidiary is in violation of or default under its (i) charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate action, have been effected in accordance with Sections 15(c) and 23(b) of the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (the “FINRA”), formerly the National Association of Securities Dealers, Inc.
     (m) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.
     (n) Compliance with Environmental Law. To the knowledge of the Company, the Advisor and the Administrator, the Company, its subsidiaries and each Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.
     (o) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
     (p) Investment Advisory Agreement. (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (ii) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

     (q) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (r) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the rules and regulations thereunder that have not been so described and filed as required. Notwithstanding the foregoing, as of the date hereof, the Company has not filed certain contracts and documents as exhibits to the Registration Statement, although all such exhibits will be filed by post-effective amendment pursuant to Rule 462(d) under the 1933 Act within twenty-four (24) hours of the execution of this Agreement.
     (s) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Shares (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and interpretations of the FINRA (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter expressly for use therein).
     (t) Subchapter M. During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively). The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Code.
     (u) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result in a Material Adverse Effect.
     (v) Distribution of Offering Materials. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the Disclosure Package or other materials, if any, permitted by the 1933 Act or the 1940 Act.
     (w) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
     (x) Nasdaq Global Market. The Shares are registered pursuant to Section 12(b) or 12(g) of the 1934 Act and have been approved for quotation on the Nasdaq Global Market (“NASDAQ”) upon notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the 1934 Act or delisting the Common Shares from the NASDAQ, nor has the Company received any notification that the Commission or the FINRA is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing the Shares for trading on the NASDAQ.
     (y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.
     (z) Compliance with the 1934 Act; Reports Filed. The documents filed by the Company with the Commission under the 1934 Act, including all such documents incorporated by reference in the Registration Statement, complied, and will comply in all material respects, with the requirements of the 1934 Act, and, when read together with the other information in the Disclosure Package and the Prospectus, at the time the Registration Statement and any amendments thereto became effective (or are deemed effective) and at the Applicable Time, the Closing Time or on any Date of Delivery, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to the 1933 Act, the 1940 Act and the 1934 Act.
     (aa) Interested Persons. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters except as otherwise disclosed in the Registration Statement.
     (bb) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus and the Disclosure Package.
     (cc) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus and the Disclosure Package.
     (dd) Compliance with Laws. The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.
     (ee) Compliance with the Sarbanes-Oxley Act of 2002. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the 1934 Act.
     (ff) Any certificate signed by any officer of the Company or the Adviser and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Adviser (as applicable), to each Underwriter as to the matters covered thereby.
Section 2. Representations And Warranties Of The Adviser and the Administrator.
     The Adviser and the Administrator, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, the Closing Time referred to in Section 3(c) hereof, and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, and agree with each Underwriter as follows:
     (a) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and the Disclosure Package, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires) or the Administration Agreement (an “Administrator Material Adverse Change” or an “Administrator Material Adverse Effect,” where the context so requires).
     (b) Good Standing. Each of the Adviser and the Administrator (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
     (c) Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus and the Disclosure Package. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.
     (d) Absence of Proceedings. There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.
     (e) Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its certificate of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus and the Disclosure Package under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement and by the Administrator with its obligations hereunder and under the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to such Agreement except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, the Administrator, or any of their respective assets, properties or operations except for such violations that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
     (f) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.
     (g) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Disclosure Package or the Prospectus (including the use of the proceeds from the sale of the Shares as described in the Prospectus and the Disclosure Package under the caption “Use of Proceeds”), except (i) such as have been already obtained under the 1933 Act, the 1940 Act or the rules and regulations promulgated thereunder, (ii) such as may be required under state securities laws, (iii) the filing of the Notification of Election under the 1940 Act, which has been effected and (iv) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Shares are offered.
     (h) Description of the Adviser and the Administrator. The description of the Adviser and the Administrator contained in the Prospectus and the Disclosure Package does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
     (i) Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; each of the Adviser and Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
     (j) Employment Status. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.
Section 3. Sale and Delivery to Underwriters; Closing.
     (a) Firm Shares. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $15.523 per share (representing a public offering price of $16.34 per share, less an underwriting discount of $0.817 per share), the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) Option Shares. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 Common Shares in the aggregate, at the price per share set forth in Paragraph (a) above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Underwriters to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven (7) full business days and no earlier than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as Morgan Keegan in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Shares plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.
     (c) Payment. Payment of the purchase price for, and delivery of certificates, if any, for the Firm Shares shall be made at the offices of Clifford Chance LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized Morgan Keegan, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. Morgan Keegan, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least three (3) full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Shares and the Option Shares, if the Company determines to issue any such certificates, will be made available for examination and packaging by the Underwriters in the City of New York no later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Firm Shares and the Option Shares to be purchased hereunder shall be delivered to you at the Closing Time or the relevant Date of Delivery, as the case may be, through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefore in immediately available funds to the order of the Company.
Section 4. Covenants.
     The Company agrees, and the Adviser and the Administrator, jointly and severally, agree with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(a)(ii), will comply with the requirements of Rule 497, and will notify the Underwriters as soon as practicable, and, in the cases of Sections 4(a)(ii)-(iv), confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Base Prospectus included in the Registration Statement at the time it became effective or to the Prospectus Supplement, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Prospectus and the Disclosure Package as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the rules and regulations promulgated thereunder, the Company will promptly prepare and file with the Commission, subject to Section 4(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
     (f) Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

     (g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus and the Disclosure Package under “Use of Proceeds.”
     (j) Restriction on Sale of Shares. During a period of 45 days from the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not, without the prior written consent of Morgan Keegan, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issued an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The restrictions in this Section shall not apply to the Shares to be sold hereunder or the Common Shares issued pursuant to the Company’s Dividend Reinvestment Plan.
     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

     (l) Subchapter M. The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.
     (m) No Manipulation of Market for Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of federal or state securities laws, and (b) until the Closing Time, or the Date of Delivery, if any, (i) except for Share repurchases permitted in accordance with applicable laws and issuances of Shares or purchases of Shares in the open market pursuant to the Company’s dividend reinvestment plan, sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
     The Company and Underwriters covenant to one another as follows:
     (m) FINRA No Objection Letter. The Company and the Underwriters agree to use their best efforts to obtain a no objection letter from the FINRA regarding the fairness and reasonableness of the underwriting terms and arrangements.
Section 5. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares, if any, to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisers, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and the Disclosure Package and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the filing fees incident to the review by the FINRA of the terms of the sale of the Shares, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NASDAQ, (ix) the printing of any Sales Material and (x) the transportation, lodging, graphics and other expenses of the Company and its officers related to the preparation for and participation by the Company and its officers in the road show.
     (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6. Conditions of Underwriters’ Obligations.
     The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator contained in Sections 1 and 2 hereof or in certificates of any officer of the Company, the Adviser and the Administrator delivered pursuant to the provisions hereof, to the performance by the Company, the Adviser and the Administrator of their covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no stop order pursuant to Section 8(d) of the 1933 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).
     (b) Opinions of Counsel for the Company, the Adviser and the Administrator. At Closing Time, the Underwriters shall have received the opinion, dated as of Closing Time, from Clifford Chance US LLP, counsel for the Company, the Adviser and the Administrator as to matters set forth in Schedule C hereto.
     (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, from Bass, Berry & Sims PLC, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Tennessee and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.
     (d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus and the Disclosure Package, any Material Adverse Change (with respect to the Adviser, an Adviser Material Adverse Change) (with respect to the Administrator, an Administrator Material Adverse Change) or any development involving a prospective Material Adverse Change, and the Underwriters shall have received a certificate of a duly authorized officer of the Company, the Adviser and of the Administrator and of the chief financial or chief accounting officer of the Company, the Adviser and of the Administrator, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 (and Section 2 by the Adviser and the Administrator) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company, the Adviser, and the Administrator, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, pursuant to Section 8(d) of the 1933 Act, has been issued and no proceedings for any such purpose have been instituted or, to the knowledge of the Company, are pending or are contemplated by the Commission.
     (e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from BDO Seidman, LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Disclosure Package.
     (f) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from BDO Seidman, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(e) of this Agreement.
     (g) No Objection. The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (h) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company, the Adviser and the Administrator contained herein and the statements in any certificates furnished by the Company, the Adviser and the Administrator hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:
(i) Officers’ Certificates. Certificates, dated such Date of Delivery, of a duly authorized officer of the Company, the Adviser and the Administrator and of the chief financial or chief accounting officer of the Company, the Adviser and the Administrator confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.
(ii) Opinions of Counsel for the Company, the Adviser and the Administrator. The opinion of Clifford Chance US LLP, acting as counsel for the Company, the Adviser and the Administrator, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.
(iii) Opinion of Counsel for the Underwriters. The opinion of Bass, Berry & Sims PLC, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv) Bring-down Comfort Letter. A letter from BDO Seidman, LLP in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof.
     (i) Lock-Up Agreements. The Company shall have procured for the benefit of the Underwriters lock-up agreements, in the form of Schedule D attached hereto, from certain of the Company’s officers and directors, the Adviser and certain of the officers and directors of the Adviser.
     (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
     (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9 and 14 shall survive any such termination and remain in full force and effect.
Section 7. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against:
(i) any and all loss, damage, expense, liability or claim whatsoever (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company; and
(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Morgan Keegan), reasonably incurred in investigating, preparing or defending against any litigation (including the fees and disbursements of counsel chosen by Morgan Keegan), or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.
Provided, however, that the indemnity agreement set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Morgan Keegan or its counsel expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); and provided further that the Company will not be liable to any Underwriter with respect to the Prospectus and the Disclosure Package to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the final Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Prospectus which was corrected in the Prospectus Supplement as, if applicable, amended or supplemented prior to the Closing Time and such final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such final Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, their respective directors, officers, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Morgan Keegan or its counsel expressly for use in the Registration Statement (or any amendment thereto) or the Disclosure Package or the Prospectus (or any amendment or supplement thereto).
     (c) Indemnification for Sales Materials. In addition to the foregoing indemnification, the Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as limited by the provision set forth therein, with respect to any Sales Material in the form approved by the Company for use by the Underwriters and securities firms to whom the Company shall have disseminated materials in connection with the public offering of the Shares.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Morgan Keegan, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii)

does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.
     (f) Limitations on Indemnification. Any indemnification by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.
     (g) Information Provided By Underwriters. The Company and the Underwriters acknowledge and agree that (i) the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the Prospectus Supplement; (ii) the information appearing under the caption “Stabilization, Short Positions and Penalty Bids — Underwriting” in the Prospectus Supplement; and (iii) the list of Underwriters and their respective participation in the sale of the Shares in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Disclosure Package or the Prospectus.
Section 8. Contribution.
     If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters (whether from the Company or otherwise), in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Shares as set forth on such cover.
     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     No Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.
     Any contribution by the Company shall be subject to the requirements and limitations of

Section 17(i) of the 1940 Act and 1940 Act Release 11330.
Section 9. Representations and Warranties to Survive Delivery.
     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.
Section 10. Termination of Agreement.
     (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the date of the Prospectus Supplement, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Common Shares of the Company has been suspended or materially limited by the Commission or the NASDAQ, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York state authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 13, 14 and 15 shall survive such termination and remain in full force and effect.
Section 11. Default by One or More of the Underwriters.
     (a) If one or more of the Underwriters shall fail at Closing Time or any Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     (b) No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     (c) In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Underwriters or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.
Section 12. Tax Disclosure.
     Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
Section 13. Notices.
     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:	with a copy to:

Morgan Keegan & Company, Inc.	Bass, Berry & Sims PLC

50 North Front Street	100 Peabody Place, Suite 900
Memphis, Tennessee 38103	Memphis, Tennessee 38103
Facsimile: (901) 579-4388	Facsimile: (901) 543-5999
Attention: Brit Stephens	Attention: John A. Good, Esq.

If to the Company or the Adviser:	with a copy to:

10 East 40th Street	Clifford Chance US LLP
New York, New York 10016	31 West 52nd Street
Facsimile: (212) 448-9652	New York, New York 10019
Attention: John F. Barry III	Facsimile: (212) 878-8375 Attention: Leonard Mackey, Esq.
Any party hereto may change the address for receipt of communications by giving written notice to the others.
Section 14. Parties.
     This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Adviser, the Administrator and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Adviser, the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Adviser, the Administrator and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
Section 15. No Fiduciary Obligation.
     The Company, the Adviser and the Administrator acknowledge and agree that each of the Underwriters have acted, and are acting, solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Adviser, the Administrator or any other person. Additionally, the Underwrites have not advised, and are not advising, the Company, the Adviser, the Administrator or any other person as to any legal, tax, investment, accounting or regulatory matter in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the Adviser, or the Administrator, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and have not been and shall not be on behalf of the Company, the Adviser, the Administrator or any other person. It is understood that the offering price was arrived at through arm’s-length negotiations between the Underwriters and the Company, and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by any Underwriter. The Company acknowledges and agrees that the Underwriters are collectively acting as an independent contractor, and any duty of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Underwriting Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares.
Section 16. Governing Law and Time.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 17. Effect of Headings.
     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Adviser, the Administrator and the Underwriters and in accordance with its terms.

Very truly yours,

Prospect Capital Corporation

By:

Name:
Title:

Prospect Capital Management LLC

By:

Name:
Title:

Prospect Administration LLC

By:

Name:
Title:
Confirmed and Accepted,
     as of the date first above written:
Morgan Keegan & Company, Inc.
RBC Capital Markets
Oppenheimer & Co. Inc.
BB&T Capital Markets
D.A. Davidson & Co.
Janney Montgomery Scott
By: Morgan Keegan & Company, Inc.

By:

Name:
Title:
For itself and on behalf of the other
     Underwriters named in Schedule A hereto.

SCHEDULE A

Number of
Name of Underwriter	Firm Shares
Morgan Keegan & Company, Inc.	1,400,000
RBC Capital Markets	630,000
Oppenheimer & Co. Inc.	595,000
BB&T Capital Markets	350,000
D.A. Davidson & Co.	262,500
Janney Montgomery Scott	262,500

Total	3,500,000

SCHEDULE B
Members of the Underwriters’ selling group orally communicated the following information to their respective customers:
The Company proposes to sell 3,500,000 shares of common stock to the Underwriters (4,025,000 shares including the underwriters’ over-allotment option). The last reported sale price of the Company’s common stock on the NASDAQ on October 9, 2007 was $17.15 per share.
The purchase price for the common shares will be $15.523 per share, which represents a price to the public of $16.34 per share, less an underwriting discount of $0.817 per share. The Company expects to use the net proceeds of the offering to repay borrowings under its credit facility. The remainder of the net proceeds from the offering will be used to fund investments from its investment pipeline and for general corporate purposes.

SCHEDULE C
Form(s) of Opinion from Clifford Chance US LLP
With respect to Prospect Capital Corporation (the “Company”):
1.	The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Maryland with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.
2.	The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York.
3.	The authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus Supplement under the caption “Capitalization” and the issued and outstanding shares of capital stock set forth in the Prospectus Supplement under the caption “Capitalization” have been duly and validly authorized and issued and are fully paid and nonassessable.
4.	The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Shares. As of the date of the Prospectus, to such counsel’s knowledge, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company.
5.	To such counsel’s knowledge, no holders of securities of the Company have rights to require the registration under the 1933 Act of resales of such securities.
6.	To such counsel’s knowledge, (i) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or its directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described, and (ii) there are no indentures, contracts, leases, mortgages, deeds of trust, note agreements, loans or other agreements or instruments of a character required to be described in the Prospectus or filed as an exhibit to the Registration Statement, which are not so described or filed, as required by the 1933 Act and the rules and regulations thereunder.
7.	The statements in the Prospectus under the headings “Description of Our Capital Stock” and “Regulation” and in the Registration Statement under Item 30, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, in all material respects, such legal matters, agreements or documents. The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” to the extent that they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, are accurate in all material respects.
8.	The Registration Statement has become effective under the 1933 Act; to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 497 under the 1933 Act, has been made in the manner and within the time period required by Rule 497.
9.	The Registration Statement and the Prospectus Supplement, as of their respective effective or issue dates, comply as to form in all material respects (other than the financial statements and supporting schedules included or incorporated by reference therein or omitted therefrom as to which such counsel need not express such opinion) with the requirements of Form N-2, the applicable requirements of the 1933 Act and the 1940 Act.
10.	Each of the Underwriting Agreement, Investment Advisory Agreement and the Administration Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.
11.	No consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the 1933 Act, the 1940 Act, and the rules and regulations thereunder, and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Underwriting Agreement, as to which we need express no opinion, and in the Prospectus, or under the bylaws, rules and regulations of the FINRA.
12.	Neither the execution and delivery by the Company of the Underwriting Agreement nor the issuance and sale of the Shares to the Underwriters, conflict with or constitute a breach or violation of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any of the agreements listed on Schedule A to such counsel’s opinion (except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the amended and restated articles of incorporation or bylaws of the Company, or any applicable law, statute, rule or regulation or, to the knowledge of such counsel, any judgment, order, writ or decree, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, or any of its properties, assets or operations.

13.	The Company has duly elected to be treated under the 1940 Act as a business development company and such election is effective. The provisions of the Company’s amended and restated articles of incorporation and bylaws and the investment objectives, policies and restrictions described in the Registration Statement and the Prospectus Supplement are not inconsistent with the provisions of the 1940 Act applicable to the Company as a “business development company” thereunder.
14.	By virtue of its election as a “business development company,” the Company is not, and upon the sale of the Shares as contemplated under the Underwriting Agreement will not be, an investment company that is required to register under the 1940 Act.
15.	The terms of the Underwriting Agreement, the Investment Advisory Agreement and the Administration Agreement comply in all material respects with, and such agreements have been duly approved and the issuance and sale of the Shares has been effected in accordance with all applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder, and, with respect to the Investment Advisory Agreement, the Advisers Act and the rules and regulations promulgated thereunder, except that such counsel need not express any opinion regarding the amount of fees provided for in such agreements; and to the best of our knowledge after reasonably inquiry, the Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement.
With respect to Prospect Capital Management LLC (the “Adviser”) and Prospect Administration, LLC (the “Administrator”):
1.	The Adviser has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Adviser is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York (which such counsel has been advised is the only jurisdiction in which the Adviser owns or leases property or operates or conducts its business).
2.	The Administrator has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Administrator is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York (which such counsel has been advised is the only jurisdiction in which the Administrator owns or leases property or operates or conducts its business).
3.	The Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and, to such counsel’s knowledge, is not prohibited by the Advisers Act, the 1940 Act or the applicable rules and regulations thereunder from acting under the Investment Advisory Agreement as an investment adviser to the Company and, to such counsel’s knowledge, no order of suspension or revocation of such registration under the Advisers Act has been issued and no proceedings are pending or threatened, which could reasonably be expected to adversely affect the registration of the Adviser with the Commission.
4.	Each of the Underwriting Agreement and the Investment Advisory Agreement has been duly authorized by all necessary corporate action on the part of the Adviser and has been duly executed and delivered by the Adviser.
5.	Each of the Underwriting Agreement and the Administration Agreement has been duly authorized by all necessary corporate action on the part of the Administrator and has been duly executed and delivered by the Administrator.
6.	To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Adviser or the Administrator is a party or to which the properties of the Adviser or the Administrator are subject that are required under the 1933 Act to be described in the Registration Statement and the Prospectus and are not so described, or which seek to restrain, enjoin or prevent the consummation of the issuance or sale of the Shares to be sold under the Underwriting Agreement.
7.	To such counsel’s knowledge, no consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Adviser and the Administrator is required for the consummation by the Adviser and the Administrator of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the 1933 Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus, or under the bylaws, rules and regulations of the FINRA.
*************
     In addition to the matters set forth above, counsel shall also provide a statement to the effect that nothing has come to such counsel’s attention that would lead them to believe that:
     (i) the Registration Statement, when it became effective (or is deemed effective), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (ii) as of the Applicable Time, the Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (iii) the Prospectus Supplement, as of its date and as of the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each of clauses (i) through (iii) we do not express any view with respect to the financial statements and the related notes and schedules or as to any other financial or accounting information.

SCHEDULE D
Form of Lock-Up Agreement
October [ ], 2007
Morgan Keegan & Company, Inc.
RBC Capital Markets
Oppenheimer & Co. Inc.
BB&T Capital Markets
D.A. Davidson & Co.
Janney Montgomery Scott
c/o Morgan Keegan & Company, Inc.
     50 North Front Street
     Memphis, Tennessee 38103
     Re:      Lock-Up Agreement for shares of Prospect Capital Corporation
Ladies & Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares of common stock (“Common Stock”) of Prospect Capital Corporation, a Maryland corporation (the “Company”) or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, the “Securities”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Agreement”) in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household and any trustee of any trust that holds Securities for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of Morgan Keegan & Company, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), loan, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of, or grant any rights with respect to, any Common Stock, options or warrants to acquire Common Stock, or Securities currently or hereafter owned either of record or beneficially (as defined in Rules 13d-3 and 16a-1(a) under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 45 days after the date hereof (the “Lock-up

Period”). The foregoing restrictions have been expressly agreed to by the undersigned so as to preclude the undersigned (or such spouse, family member or trustee) from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities.
     The foregoing shall not apply to bona fide gifts or transfers to trusts (without consideration) for the benefit of the undersigned, any spouse, immediate family member or a charitable, educational or religious institution by the undersigned, provided that the donee(s) agree in writing prior to such disposition to be bound by the restrictions set forth herein and to the extent any interest in the Securities is retained by the undersigned (or such spouse or family member), the Securities shall remain subject to the restrictions contained in this Agreement.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period, the Company issued an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Securities held by the undersigned or such spouse or family member as described herein except in compliance with this Agreement.
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Yours very truly,

Name:
Title: